                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.   20549

                             --------------------

                                  Form 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 1998 (December 2, 1997)


                       CULLIGAN WATER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                             --------------------

Delaware                                                              51-0350629
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

One Culligan Parkway                                                       60062
Northbrook, Illinois                                                  (Zip Code)
(Address of principal
executive offices)
      Registrant's telephone number, including area code:  (847) 205-6000

                             --------------------

     As previously reported in the Registrant's Current Report on Form 8-K dated December 12, 1997, on December 2, 1997, the Registrant declared its recommended cash offer to acquire all of the outstanding shares of Protean plc, a United Kingdom corporation ("Protean"), unconditional in all respects. As of December 2, 1997, the Registrant owned or had received valid acceptances for an aggregate of 97.9% of Protean's outstanding shares. Subsequent thereto the Registrant acquired the remaining outstanding shares of Protean in accordance with United Kingdom law and Protean has become an indirect wholly-owned subsidiary of the Registrant. In connection with such acquisition, Item 7 of the Registrant's Current Report on Form 8-K dated December 12, 1997 is hereby amended and restated as set forth below:

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

      Index to Consolidated Financial Statements;

      Independent Auditors' Report;

      Consolidated Balance Sheet as of March 31, 1997;

      Consolidated Profit and Loss Account for the year ended March 31, 1997;

      Consolidated Cash Flow Statement for the year ended March 31, 1997;

      Reconciliation of Net Cash Flow to Movement in Net Debt for the year ended March 31, 1997;

      Consolidated Statement of Total Recognised Gains and Losses for the year ended March 31, 1997;

      Reconciliation of Movements in Shareholders' Funds for the year ended March 31, 1997;

      Note of Consolidated Historic Cost Profits and Losses for the year ended March 31, 1997;


      Notes to the Consolidated Financial Statements.


(b) Pro Forma financial information

      Unaudited Pro Forma Combined Balance Sheet as of October 31, 1997;

      Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1997 and the nine months ended December 31, 1997; and

      Notes to Unaudited Pro Forma Combined Financial Information.

(c) Exhibits

      Exhibit 23.01  Consent of KPMG Peat Marwick LLP



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CULLIGAN WATER TECHNOLOGIES, INC.


Date:  May __, 1998               ..........................................
                                     Michael E. Salvati
                                     Vice President and Chief Financial Officer

                                  Protean Plc
                  Index to Consolidated Financial Statements


Independent Auditors' Report                                   F-2

Consolidated Balance Sheet...................................  F-3

Consolidated Profit and Loss Account.........................  F-4

Consolidated Cash Flow Statement.............................  F-5

Reconciliation of Net Cash Flow to Movement in Net Debt......  F-5

Consolidated Statement of Total Recognised Gains and Losses..  F-6

Reconciliation of Movements in Shareholders' Funds...........  F-6

Note of Consolidated Historic Cost Profits and Losses........  F-6

Notes to the Consolidated Financial Statements...............  F-7

                         INDEPENDENT AUDITORS' REPORT

To the members of Protean plc:

We have audited the accompanying consolidated balance sheet of Protean plc as of 31 March 1997 and the related consolidated profit and loss account, cash flow statement, reconciliation of net cash flow to movement in net debt, statement of total recognised gains and losses, reconciliation of movements in shareholders' funds, and note of consolidated historical cost profits and losses for the year ended 31 March 1997. These consolidated financial statements are the responsibility of the management of Protean plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respects from auditing standards generally accepted in the United States. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Protean plc and its subsidiaries as of 31 March 1997 and the results of their operations and their cash flows for the year ended 31 March 1997 in conformity with generally accepted accounting principles in the United Kingdom.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for year ended 31 March 1997 and shareholders' funds as of 31 March 1997 to the extent summarised in note 28 to the consolidated financial statements.


KPMG Audit Plc
Chartered Accountants and Registered Auditor
London


12 June 1997, except for note 27
which is as of 2 December 1997

Protean Plc
Consolidated Balance Sheet
as at 31 March 1997

                                                Notes            1997
                                                          (Pounds)000
Fixed assets
Tangible assets                                    10           9,081

Current assets
Stocks                                             11          12,936
Debtors                                            12          21,855
Cash deposits as security for Loan Notes                          400
Cash at bank and in hand                                        6,356
                                                              -------

                                                               41,547
Creditors: Amounts falling due within one year     13         (27,464)
                                                              -------

                                                              -------
Net current assets                                             14,083
                                                              -------

Total assets less current liabilities                          23,164
Creditors: Amounts falling due after more
           than one year                           14          (6,487)
Provisions for liabilities and charges             15          (1,127)
                                                              -------

                                                              -------
Net assets                                                     15,550
                                                              =======

Capital and reserves
Called up share capital                            16           2,190
Share premium account                              17          13,046
Revaluation reserve                                17             206
Capital reserve                                                    10
Profit and loss account                            17              98
                                                              -------
Shareholders' equity                                           15,550
                                                              =======

  The accompanying notes are an integral part of these financial statements.

Protean Plc
Consolidated Profit and Loss Account
for the year ended 31 March 1997

                                                Notes            1997
                                                          (Pounds)000
Turnover
Continuing operations                               2          75,978
Acquisitions                                        2           5,163
                                                              -------

Total continuing operations                                    81,141
Operating costs before exceptional item:
Continuing operations                               3         (66,602)
Acquisitions                                        3          (4,068)
Exceptional item:
Continuing operations: reorganisation costs         4          (1,324)
                                                              -------

Total operating costs                                         (71,994)

Operating profit
Continuing operations                               2           8,052
Acquisitions                                        2           1,095
                                                              -------

Total operating profit                                          9,147
Net interest payable                                6            (406)
                                                              -------

Profit on ordinary activities before taxation                   8,741
Tax on profit on ordinary activities                7          (3,033)
                                                              -------

Profit for the financial year                                   5,708
Dividends paid and proposed                         8          (2,890)
                                                              -------

Retained profit for the financial year                          2,818
                                                              =======

Earnings per share                                  9           13.3p
                                                              =======


The accompanying notes are an integral part of these financial statements.

Protean Plc
Consolidated Cash Flow Statement
for the year ended 31 March 1997


                                                Notes     1997
                                                       (Pounds)000

Net cash inflow from operating activities         22      9,992

Returns on investments and servicing of
finance                                           23       (105)

Taxation                                                 (3,484)

Capital expenditure                               23     (1,430)
                                                         ------

                                                          4,973

Acquisitions and disposals                        23     (9,599)

Equity dividends paid                                    (2,781)
                                                         ------

Cash outflow before financing                            (7,407)
                                                         ------
Financing-Issue of shares                         23      5,140
         -Increase in loans and finance leases    23      4,505
                                                         ------

                                                          9,645
                                                         ------

Increase in cash in the period                            2,238
                                                         ======


Reconciliation of Net Cash Flow to Movement in Net Debt for the year ended 31 March 1997

                                               Notes     1997
                                                      (Pounds)000

Increase in cash in the period                           2,238
Cash (inflow)/outflow from increase/decrease
  in loans and finance leases                    24     (4,505)
Release of Loan Note security deposit            24       (568)
                                                        ------

Change in net debt resulting from cash flows     24     (2,835)
Loans acquired with subsidiaries                 24       (554)
New finance leases                               24        (13)
Translation difference                           24        272
                                                        ------

Movement in net debt in the period                      (3,130)
Net debt at 1 April 1996                         24     (1,085)
                                                        ------

Net debt at 31 March 1997                               (4,215)
                                                        ======

  The accompanying notes are an integral part of these financial statements.

Protean Plc
Consolidated Statement of Total Recognised Gains and Losses for the year ended 31 March 1997

                                                                 Total
                                                           (Pounds)000
Profit for the financial year                                    5,708
Currency translation difference on foreign
currency net investments                                          (895)
                                                                ------
Total recognised gains and losses in the period                  4,813
                                                                ======


Reconciliation of Movements in Shareholders' Funds for the year ended 31 March 1997

                                                                  1997
                                                           (Pounds)000
Profit for the financial year                                    5,708
Dividends paid and proposed                                     (2,890)
                                                                ------
                                                                 2,818

Other recognised gains and losses relating to
the year (net)                                                    (895)
Net share capital subscribed                                     5,140
Net goodwill written off                                        (9,124)
                                                                ------
Net (deduction)/addition to shareholders'
funds                                                           (2,061)

Opening shareholders' funds                                     17,611
                                                                ------
Closing shareholders' funds                                     15,550
                                                                ======

Note of Consolidated Historic Cost Profits and Losses for the year ended 31 March 1997


                                                                  1997
                                                           (Pounds)000
Reported and historical cost profit on ordinary activities
before taxation                                                  8,741
                                                                ======
Historical cost profit for the year retained after taxation
and dividends                                                    2,818
                                                                ======

The accompanying notes are an integral part of these financial statements.

                                  Protean Plc
                Notes to the Consolidated Financial Statements


(1) Accounting Policies

The principal accounting policies that have been adopted in the preparation of these financial statements are given below:

Basis of preparation
The consolidated financial statements have been prepared in conformity with accounting standards applicable in the United Kingdom, under the historical cost accounting standards.

Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the results of operations for periods reported in the year ended 31 March 1997 and the shareholders' funds at 31 March 1997 to the extent summarised in note 28 to the consolidated financial statements.

Goodwill
Fair values are ascribed to assets and liabilities of subsidiary companies at the dates of acquisition. Goodwill, which is the difference between the fair value of the consideration and the fair value of the assets acquired is dealt with through reserves in the year of acquisition.

On the subsequent disposal of a previously acquired business, the profit or loss on disposal is calculated after charging any related goodwill previously taken to reserves.

Turnover
Turnover comprises amounts charged by Group companies for goods and services provided to customers and the for value carried out during the year, excluding sales taxes and inter-company sales.

Depreciation
Depreciation is provided on a straight-line basis on all tangible fixed assets, with the exception of land, at rates calculated to write off the cost or valuation of each asset less estimated residual value over its expected useful life. Leased assets are depreciated over the shorter of their useful life and the term of the lease. The principal rates used are:

Freehold and long leasehold buildings                     2-4%
Fixtures, fittings and equipment                        10-20%
Plant and machinery                                     10-20%
Computer equipment                                      20-33%
Motor vehicles                                             25%

Leases
Tangible fixed assets include assets operated by the Group under finance leases and hire purchase contracts where the Group has substantially all the risks and rewards of ownership of the asset. Correspondingly, creditors shown in the balance sheet include the commitment for the capital element of future lease or hire purchase payments. The finance element of lease or hire purchase payments is charged to the profit and loss account over the term of the lease or the hire purchase contract.

All other leases are treated as operating assets and payments are charged to the profit and loss account as they are incurred.

                                  Protean Plc
         Notes to the Consolidated Financial Statements - (Continued)


(1) Accounting Policies - (Continued)

Stocks
Stocks have been valued at the lower of cost and net realisable value. Cost includes the cost of materials, labour and an appropriate proportion of production overhead expenses.

Research and development
Research and development expenditure is written off against the profit and loss account in the year in which it is incurred.

Taxation
The charge for taxation is based on the profits for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

Provision is made for deferred taxation only to the extent that the Directors consider that a liability will become payable in the foreseeable future. No provision is made for any additional taxation that might arise should the retained reserves of certain overseas companies be remitted to the United Kingdom.

Deferred income
Amounts received from customers for vouchers entitling them to future services are not credited to revenue until redemption or expiry of the vouchers. The amount so deferred is calculated by reference to the issue price of the voucher.

Translation of foreign currencies
Assets and liabilities in foreign currencies are expressed in sterling at the rates of exchange ruling at the end of the financial period. Gains or losses arising on the translation of net assets of overseas companies, net of related foreign currency borrowings are taken to reserves. Trading results of overseas companies are translated into sterling at the average rates of exchange for the period.

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged forward, at the rate of exchange under the related forward currency contract. Differences arising between the transaction date and the payment date are taken immediately to the profit and loss account.

Pension costs
The Group operates a number of pension schemes, covering the majority of employees, under which contributions by eligible employees and the employing companies are administered in funds independent from the companies' assets. The regular cost of providing benefits is charged to profit so as to spread the cost over the employee working lives on a systematic basis. Variations from regular cost are spread over the remaining service lives of the employees.

(2) Geographical analysis of turnover


                              1997
     By customer location  (Pounds)000
     United Kingdom             29,427
     France                     10,985
     Germany                     9,177
     Other Western Europe       11,139
     USA and Canada              9,423
     Asia and Far East           5,621
     Others                      5,369
                                ------
                                81,141
                                ======



     By operating location

                                                         Other
                                       United           Western                                  Inter
                                       Kingdom          Europe               USA                Segment           Total
                                     (Pounds)000      (Pounds)000        (Pounds)000          (Pounds)000      (Pounds)000
     Turnover
       continuing operations              54,743           20,684              4,999               (4,448)          75,978
       acquisitions                           --               --              5,163                   --            5,163
                                     -------------------------------------------------------------------------------------
     Total turnover                       54,743           20,684             10,162               (4,448)          81,141
     Operating costs
       continuing operations             (46,888)         (19,029)            (5,133)               4,448          (66,602)
       acquisitions                                            --             (4,068)                  --           (4,068)
     Exceptional item                                      (1,324)                                                  (1,324)

     Operating profit before interest
       continuing operations               7,855              331               (134)                  --            8,052
       acquisitions                           --               --              1,095                   --            1,095
                                     -------------------------------------------------------------------------------------
     Total operating profit before
     interest                              7,855              331                961                   --            9,147
                                     -------------------------------------------------------------------------------------
     Net operating assets                 12,410            4,380              2,975                   --           19,765
                                     -------------------------------------------------------------------------------------

     Net operating assets are stated before deducting net debt of (Pounds)4,215,000 to give net assets of (Pounds)15,550,000

(3) Operating costs before exceptional item

                                                        1997          1997         1997
                                                  Continuing  Acquisitions
                                                  operations
                                                 (Pounds)000   (Pounds)000  (Pounds)000
     Change in stocks of finished goods
       and work in progress                             (219)          108         (111)
     Raw materials and consumables                    28,675         1,236       29,911
     Staff costs (note 5)                             24,310         1,688       25,998
     Depreciation of fixed tangible assets:
        owned                                          1,079            35        1,114
        leased                                           230            --          230
     Amounts paid to KPMG Audit plc and its
        associates:
        As auditors                                      219            10          229
        For non audit services                            60            --           60
     Operating leases:
        Plant and machinery                            1,262             4        1,266
        Land and buildings                               877             7          884
     Research and development                          1,992           298        2,290
     Other operating charges                           8,117           682        8,799
                                                      ------         -----       ------

                                                      66,602         4,068       70,670
                                                      ======         =====       ======

     Group auditors: in addition to the above, (Pounds)61,000 and (Pounds)139,000 were paid to the Group auditor and its associates in respect of non audit services, which have been included in the cost of acquisitions and exceptional item respectively.

(4)  Exceptional item

     The exceptional item represents reorganisation costs incurred in respect of DWA GmbH & Co. KG totalling (Pounds)1,324,000, and consists of redundancies and professional and consultancy assistance in Germany, together with stock wrtie downs and other provisions.

(5)  Employees and Directors

     The average number of employees during the year was as follows:


                                                      1997
                                               (Pounds)000
     Production                                        600
     Sales and administration                          537
                                                     -----
                                                     1,137
                                                     -----

     Staff (including Directors) costs were    (Pounds)000
     as follows:

     Wages and salaries                             22,191
     Social security costs                           2,932
     Other pension costs                               875
                                                     -----
                                                    25,998
                                                    ======

      The emoluments of the directors, including                      1997
      pension contributions were as follows:                   (Pounds)000

      Basic remuneration                                               506
      Performance related bonuses                                        -
      Pension contributions and benefits in kind                        93
                                                                     -----
                                                                       599
                                                                     =====

      Included in the above is (Pounds)14,500 paid to the management service company of a director for the provision of his services.

      The aggregate emoluments of the highest paid Director were (Pounds)139,828. He is a member of a defined benefit pension scheme, under which his accrued pension entitlement at 31 March 1997 was (Pounds)66,096.

(6)   Net interest payable
                                                                      1997
                                                               (Pounds)000
      Interest payable on loans and other borrowings:
      Bank loans and overdrafts                                        645
      Other loans                                                      154
      Finance leases                                                     9
                                                                     -----
                                                                       808
      Interest receivable                                             (402)
                                                                     -----
                                                                       406
                                                                     =====

(7)   Tax on profit on ordinary activities
                                                                      1997
                                                               (Pounds)000

      UK corporation tax at 33%                                      2,783
      Under-provision in prior years charges                           104
      Overseas corporate taxation                                      232
      Deferred taxation                                                (86)
                                                                     -----
                                                                     3,033
                                                                     =====

      The taxation charge for the water division includes a tax credit in respect of the exceptional item of (Pounds)542,000.

(8)   Dividends paid and proposed
                                                                      1997
                                                               (Pounds)000

      Interim (paid): 1.60p per share                                  700
      Final (proposed): 5.00p per share                              2,190
                                                                     -----
                                                                     2,890
                                                                     =====

(9)   Earnings per share

      Earnings per share is calculated by dividing the profit after taxation attributable to ordinary shareholders of (Pounds)5,708,000 by the weighted average number of shares in issue during the year, 42,968,438. The fully diluted earnings per share is not materially different from the basic earnings per share.

(10)  Tangible fixed assets

                                                            Fixtures,
                                          Land and       fittings an         Plant and
                                         buildings         equipment         machinery             Total
                                       (Pounds)000       (Pounds)000       (Pounds)000       (Pounds)000
      Cost or valuation
      1 April 1996                           5,201             4,417             7,124            16,742
      Currency translation                    (218)             (244)             (191)             (653)
      Subsidiary acquired                      613                83               194               890
      Additions                                 90               747               889             1,726
      Disposals                                  -               (54)             (364)             (418)
                                             -----------------------------------------------------------
      31 March 1997                          5,686             4,949             7,652            18,287
                                             ===========================================================

      Depreciation
      1 April 1996                             564             3,118             4,738             8,420
      Currency translation                     (14)             (174)             (115)             (303)
      Charge for the year                      166               444               734             1,344
      Disposals                                  -               (30)             (225)             (255)
                                             -----------------------------------------------------------
      31 March 1997                            716             3,358             5,132             9,206
                                             ===========================================================

      Net book value                         -----------------------------------------------------------
      31 March 1997                          4,970             1,591             2,520             9,081
                                             ===========================================================

(11)  Stocks

                                                                      1997
                                                               (Pounds)000
      Raw materials and consumable                                   6,647
      Work in progress                                               2,208
      Finished goods                                                 4,081
                                                                    ------
                                                                    12,936
                                                                    ======

(12)  Debtors

                                                                      1997
                                                               (Pounds)000
      Trade debtors                                                 17,233
      Amounts recoverable on contracts                                 794
      Other debtors                                                  1,879
      Prepayments                                                      878
      Corporation tax recoverable                                    1,071
                                                                    ------
                                                                    21,855
                                                                    ======

      Debtors at 31 March 1997 are all due within one year with the exception of (Pounds)555,000 consisting of taxation recoverable and other debtors.

(13)  Creditors:  Amounts falling due within one year

                                                                      1997
                                                               (Pounds)000
      Loan notes 1993/2000                                           2,202
      Bank loans and overdrafts                                      2,266
      Payments on account                                              566
      Trade creditors                                                7,237
      Other creditors including taxation and
        social security                                              7,369
      Accruals                                                       4,145
      Deferred income                                                1,473
      Finance lease obligations                                         16
      Dividends payable                                              2,190
                                                                    ------
                                                                    27,464
                                                                    ======

      The loan notes 1993/2000 are unsecured and:

          a)  are guaranteed by Midland Bank plc;
          b) are wholly or partly redeemable at certain dates in any year, but no later than 11 December 2000;
          c)  carry a floating interest rate linked to Midland Bank base rate.

      Cash deposits of (Pounds)400,000 are held by Midland Bank plc as security for certain of their guarantees and this has been separately disclosed in the Group Balance Sheet and the analysis of net debt (Note 24)

(14) Creditors: Amounts falling due after more than one year

                                                                      Total
                                                                 (POUND)000
     Bank loans                                                       6,464
     Finance lease obligations                                           23
                                                                 ----------
                                                                      6,487

     Interest rates are set by reference to prevailing bank base rates. Borrowings are repayable by instalments as follows:

                                                                       Bank       Finance
                                                                      loans        leases
                                                                 (POUND)000    (POUND)000
     In less than one year                                            1,385            16
     Between one and two years                                        1,528             8
     Between two and five years                                       4,438            15
     After five years                                                   498             -
                                                                 ------------------------
                                                                      7,849            39
                                                                 ========================

     Bank loans and overdrafts totalling (POUND)1,043,000 are secured on certain assets in subsidiaries of the water group.


(15) Provisions for liabilities and charges

                                             Warranty    Pension     Deferred
                                            provision  provision     taxation       Total
                                           (POUND)000 (POUND)000   (POUND)000  (POUND)000
     1 April 1996                                950         98          215       1,263
     Currency translation                        (87)        (8)         (11)       (106)
     Transfer to profit and loss account         (95)       (11)         (86)       (192)
     Subsidiaries acquired                       189          -            -         189
     Movement on ACT recoverable                   -          -          (27)        (27)
                                           ---------------------------------------------
                                                 957         79           91       1,127
                                           =============================================

     Deferred taxation is made up as follows:

                                                                       Provided         Full
                                                                                   potential
                                                                                   liability
                                                                     (POUND)000   (POUND)000
     Surplus on property valuation                                            -           23
     Accelerated capital allowances                                         310          310
     Short term timing differences                                          (47)         (47)
                                                                 ---------------------------
                                                                            263          286
     Less ACT recoverable                                                  (172)  ==========
                                                                 --------------
                                                                             91
                                                                 ==============

(16) Called up share capital

     Authorised                                                       (Pound)000

     56,500,000 Ordinary 5p shares                                         2,825
                                                                      ----------

     Issued and fully paid Ordinary 5p shares:              Number    (Pound)000

     1 April 1996                                       41,608,535         2,080
     Issued during the year
       Share options exercised                             110,273             6
       Share placing                                     2,080,420           104
                                                        ------------------------
     31 March 1997                                      43,799,228         2,190
                                                        ========================

     Shares were issued by way of a public placing on 21 August 1996 at a value of 245p per ordinary share (market price 257p).

     At 31 March 1997 there were outstanding options in respect of the following Protean Share Option Schemes:

                                           Outstanding                Exercise dates     Exercise
                                               options                                     prices
     Directors' Share Option Scheme             97,500           July 2000-July 2006         260p
     Group Share Option Plan                   145,250           July 1999-July 2006         260p
     Executive Share Option Plan               605,945           June 1990-July 2005     70p-192p
     Savings Related Share Option Plan         566,445     October 1997-January 2002     97p-209p

(17) Reserves

                                                        Share    Revaluation    Profit and
                                                      premium        reserve          loss
                                                      account                      account
                                                   (Pound)000     (Pound)000    (Pound)000
     1 April 1996                                       8,016            261         7,244
     Currency translation                                   -              -          (895)
     Retained profit for the year                           -              -         2,818
     Shares issued                                      4,993              -             -
     Share issue expenses                                 (49)             -             -
     Share options exercised                               86              -             -
     Goodwill arising on acquisitions                       -              -        (9,124)
     Transfer                                               -            (55)           55

                                                   ---------------------------------------
                                                       13,046            206            98
                                                   =======================================

(18) Contingent Liabilities

     Guarantees and bonds totalling (Pound)2,235,000 had been given as at 31 March 1997 in the normal course of business.

     The Company has provided cross guarantees in respect of the bank facilities of certain subsidiary undertakings.

     Under the terms of the acquisition of FTS Systems Inc, additional consideration on a rising sale will be payable if the adjusted net operating profit for FTS Systems for the two years ending 31 December 1997 exceeds US$5,750,000. The maximum additional consideration payable is US$6,000,000 ((Pound)3,680,000) in cash.

(19) Commitments

     At 31 March 1997 capital expenditure contracted but not provided for in these financial statements was (Pound)102,000.

(20) Operating leases

     Payments under operating leases due to be made in the next year, analysed over the periods when the leases expire, are as follows.

                                                       Land and Buildings Other
                                                              1997         1997
                                                        (Pound)000   (Pound)000
     Within one year                                            81          107
     Between two and five years                                268          489
     After five years                                          442            1
                                                        ----------   ----------
                                                               791          597
                                                        ==========   ==========

(21) Purchase of subsidiary undertakings

                                                       Book           Fair      Accounting         Fair
                                                     values          value          policy        value
                                                               adjustments     adjustments
     Net assets/(liabilities) acquired

     Acquisitions in the year ended 31 March
     1997: FTS Systems Inc
     Fixed tangible assets                              761            151               -          912
     Stock and work in progress                       1,932           (258)              -        1,674
     Debtors                                          1,511            (32)            (31)       1,448
     Cash                                               269              -               -          269
     Creditors and accruals                          (1,088)          (440)            (61)      (1,589)
     Bank loans and overdrafts                         (998)             -               -         (998)
     Provisions                                        (107)           (82)              -         (189)
                                                     --------------------------------------------------

                                                      2,280           (661)            (92)       1,527
                                                     =====================================
     Goodwill arising on acquisition                                                             11,626
                                                                                                 ------

     Fair value of consideration                                                                 13,153
                                                                                                 ------

     Satisfied by:
     Cash paid                                                                                   12,539
     Accrual in respect of earnout subsequently paid on 15 May 1997                                 614
                                                                                                 ------

                                                                                                 13,153
                                                                                                 ======

     The fair value adjustments above reflect the revaluation of fixed assets and other adjustments to recognise previously unrecorded provisions and liabilities. Further adjustments have been made to ensure consistency between the accounting policies of the Group and FTS Systems Inc.

     Goodwill

     Goodwill arising on the acquisition of subsidiary companies is analysed below:


                                                                     1997
                                                               (pound)000
     Adjustment to goodwill arising on acquisitions in the
     year ended 31 March 1996
       DWA GmbH & Co. KG                                           (2,652)
       HPLC Technology Company Limited                                150
                                                             ------------

                                                                   (2,502)
     Goodwill arising on acquisition in the year ended
     31 March 1997
       FTS Systems Inc                                             11,626
                                                             ------------
     Goodwill taken to reserves                                     9,124
                                                             ============


     The adjustment to goodwill in respect of DWA is a cash rebate of tax suffered by former subsidiaries of DWA. This has been accounted for as a reduction in the fair value of the consideration for the acquisition.

     The adjustment in respect of HPLC Technology Company Arises from a final appraisal of the value of net assets acquired, and consists mainly of a reduction in the value of stocks.

     Pre-acquisition trading of FTS Systems Inc

     The profit before tax (after interest charges of (pound)653,000) included in these accounts for FTS Systems Inc is (pound)383,000. The profit after tax for the year ended 31 December 1995, the last financial year for which the published figures for FTS are available was (pound)1,365,000 and for the period from 1 January 1996 to 31 August 1996 (the date of acquisition by the Group) was (pound)1,014,000. Prior to the acquisition, the tax status of the company was such that the majority of federal and state taxes was met by the shareholders.

     FTS Systems Inc, which was acquired during the year, contributed (pound)830,000 to the Group's net operating cash flow, paid (pound)541,000 in respect of repayment of loan finance, paid (pound)105,000 in respect of taxation and utilised (pound)76,000 for capital expenditure.

(22) Reconciliation of operating profit to operating cash flows

                                                                     1997
                                                               (pound)000
     Operating profit                                               9,147
     Depreciation charges                                           1,344
     Profit on sale of tangible fixed assets                          (31)
     Increase in stocks                                              (476)
     Decrease in debtors                                               27
     Increase in creditors                                             82
     Decrease in provisions                                          (101)
                                                                   ------
     Net cash inflow from operating activities                      9,992
                                                                   ------


  (23) Analysis of cash flows for headings netted in the Cash Flow Statement

                                                                      1997
                                                               (Pounds)000

      Returns on investment and servicing of finance
      Interest received                                                357
      Interest paid                                                   (453)
      Interest element of finance lease rental payments                 (9)
                                                                   -------
      Net cash flow for returns on investment and servicing
      of finance                                                      (105)
                                                                   -------
      Capital expenditure
      Purchase of tangible fixed assets                             (1,623)
      Sale of plant and machinery                                      193
                                                                   -------
      Net cash flow for capital expenditure                         (1,430)
                                                                   -------
      Acquisitions and disposals
      Purchase of subsidiary undertaking                           (12,539)
      Cash acquired with subsidiary                                    269
      Receipt of cash re prior year acquisitions                     2,671
                                                                   -------
      Net cash flows from acquisitions                              (9,599)
                                                                   -------

      Financing
      Issue of ordinary share capital                                5,140
      Debt due within a year: increase in short term
        borrowings                                                  (1,121)
      Debt due beyond a year: new loans                              5,676
      Capital element of finance lease rental payments                 (50)
                                                                   -------
      Net cash flow from financing                                   9,645
                                                                   -------

  (24) Analysis of net debt

                                    1996      Cash   Loans on        Other  Exchange   Total
                                              flow acquisition    non-cash  movement
                                                                   changes
                                (Pounds)  (Pounds)   (Pounds)     (Pounds)  (Pounds) (Pounds)
                                     000       000        000          000       000     000
      Cash at bank and in hand     4,620     1,881         --           --      (145)   6,356
      Overdrafts                  (1,379)      357         --           --       141     (881)
                                           -------
                                             2,238         --           --        --

      Bank loans due after one
        year                      (1,249)   (5,523)        --           --       308   (6,464)
      Bank loans due within one
        year                          --      (799)      (554)          --       (32)  (1,385)
      Finance leases                 (75)       49         --          (13)       --      (39)
      Loan Notes 1993/2000        (3,970)    1,768         --           --        --   (2,202)
                                           -------
                                            (4,505)

      Cash deposit as security
        for Loan Notes               968      (568)        --           --        --     400
                                           -------
                                            (5,073)
                                  -----------------------------------------------------------
        Total                     (1,085)   (2,835)      (554)         (13)       272  (4,215)
                                  -----------------------------------------------------------

        Cash deposits are held by Midland Bank plc as security for certain of their guarantees given in respect to Loan Notes (Note 13)

  (25) Pension commitments

      There are three defined benefit and six defined contribution schemes within the Group. All schemes have assets held in separate funds administered by trustees.

      All defined benefit schemes are subject to valuation by qualified actuaries and all valuations assume that investment returns exceed salary growth by 2 to 2.50%. The latest valuations were at dates between 1 February 1994 and 6 April 1995 and in each case the assets exceeded the liabilities for benefits that had accrued to members at those dates, when using the Project Unit method.

      The largest scheme in the Group is the Elga Pension Scheme, which is a defined benefit scheme. The most recent valuation of the scheme was based on membership details as at 6 April 1995 using the Defined Accrued Benefit method. The market value of scheme assets was (pounds)5,056,064 which, together with assets in the form of annuity contracts, represented 99% of accrued liabilities allowing for future earnings increases. This valuation assumed that the investment returns would be 9% pa and would exceed salary growth by 2.50%. (The funding level on the Project Unit method was 106%).

      Details of the other individual operating company schemes are given in the financial statements of those companies as appropriate.

      Contributions by Group companies totalled (pounds)875,000 for the year which were charged against profit. The pension costs on a basis consistent with the requirements of SSAP24, were not materially different from the contributions paid.


  (26) Related party transactions

      The Group had no related party transactions which might reasonably be expected to influence decisions made by the users of these financial statements.

                                  Protean Plc
         Notes to the Consolidated Financial Statements - (Continued)

(27)  Post balance sheet Event

Following discussions between Protean plc (Protean) and Culligan Water Technologies, Inc. (Culligan), a U.S. based manufacturer of water purifying systems, Protean received a proposal from Culligan to purchase their business, offering to acquire all of the issued share capital of Protean for 105 million British pound sterling. This offer was recommended to shareholders by the Board of the Company on 24 October 1997 . The offer was declared wholly unconditional on 2 December 1997.


(28)  Significant differences between UK and US Accounting Principles

The above accounts have been prepared in accordance with generally accepted accounting principles (GAAP) in the U.K. which differ in certain material respects from U.S. GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income and shareholders' equity in accordance with U.S. GAAP are shown below.


a) Goodwill

In the consolidated financial statements, goodwill, together with the fair value of purchased trademarks, patents and other related intangibles, arising on the acquisition of a subsidiary, is immediately eliminated against reserves. Under U.S. GAAP, such goodwill and other intangibles would be capitalised and amortised against income over the estimated useful lives of the assets, not exceeding 40 years. For the purposes of calculating the effect of capitalising the goodwill on the balance sheet and amortising the goodwill and other intangibles through the statement of income, a life of 40 years has generally been assumed.


b) Tangible Asset Revaluation

U.K. GAAP allows the periodic revaluation of land and buildings. Professional revaluations of Protean properties were carried out during the past several years. Under U.S. GAAP, revaluations would not be permitted and all fixed assets, other than land, would be depreciated over their estimated economic lives. The reconciling adjustments in respect of tangible fixed assets relate primarily to Elga properties.


c) Ordinary Dividends

Under U.K. GAAP, the proposed dividends on ordinary shares, as recommended by the directors, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period to which they relate. Under U.S. GAAP, such dividends are only deducted from shareholders' equity at the date of the declaration of the dividend.


d) Pension Costs (Credits)

The company provides for the cost of retirement benefits based upon consistent percentages of employees' pension payable as recommended by independent qualified actuaries. U.S. GAAP requires that projected benefit obligation (pension liability) be matched against the fair value of the plans' assets and be adjusted to reflect unrecognised obligations or assets in determining the pension cost or credit for the year.

                                  Protean Plc
         Notes to the Consolidated Financial Statements - (Continued)


The following is a summary of the significant adjustments to net income for the year ended 31 March 1997 and to parent company investment as of 31 March 1997, which would have been required if the combined financial statements had been reported in accordance with U.S. GAAP instead of U.K. GAAP.

(In thousands of British pounds sterling)                    1997
--------------------------------------------------------------------------------
Profit for the financial year according to the
consolidated financial statements prepared
under U.K. GAAP.                                            5,708

U.S. GAAP Adjustments:
  Decrease due to effects of goodwill previously
  written off against reserves                               (296)

Increase related to differences in projected pension
  obligations                                                  95
                                                            -----
Net Income in accordance with U.S. GAAP                     5,507
                                                            =====



The following is a summary of the significant adjustments to shareholders' funds for the year ended 31 March 1997 and to parent company investment as of 31 March 1997, which would have been required if the combined financial statements had been reported in accordance with U.S. GAAP instead of U.K. GAAP.

(In thousands of British pounds sterling)                        1997
--------------------------------------------------------------------------------

Equity shareholders' funds under U.K. GAAP                      15,550

U.S. GAAP Adjustments:
  Increase due to the effects of goodwill previously
   written off against reserves                                 10,935
  Decrease due to the revaluation of tangible fixed
   assets                                                         (206)
  Increase due to the timing of dividends declared               2,190
  Increase related to differences in projected
   pension obligations                                             712
                                                                ------
Equity shareholders' funds under U.S. GAAP                      29,181
                                                                ======

                                     F-21

                                  Protean Plc
         Notes to the Consolidated Financial Statements - (Continued)


Cash Flows

The above combined financial statements comply with Financial Reporting Standard No. 1 -- "Cash flow statements" (FRS 1). Its objective and principles are similar to those set out in Statement of Financial Accounting Standards No. 95 --"Statement of Cash Flows" (SFAS 95). The principle difference between the standards relates to classification. Under FRS 1, cash flows are presented for
a) operating activities; b) returns on investments and servicing of finance; c) taxation; d) investing activities; and e) financing activities. SFAS 95 requires only three categories of cash flow activities: a) operating; b) investing; c) financing.

Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. In addition, under FRS 1, cash and cash equivalents include short term borrowings with original maturities of less than 90 days. SFAS 95 requires that movements on such short term borrowings to be included in financing activities.


A summarised consolidated cash flow under U.S. GAAP is as follows:

(In thousands of British pounds sterling)               1997
--------------------------------------------------------------------------------
Cash inflow from operating activities                  6,403
Cash outflow from investing activities               (11,029)
Cash inflow from finance activities                    6,507
                                                     -------
Increase in cash and cash equivalents at year end      1,881
Exchange adjustments                                    (145)
Cash and cash equivalents at beginning of year         4,620
                                                     -------
Cash and cash equivalents at end of year               6,356
                                                     =======

               CULLIGAN UNAUDITED PROFORMA FINANCIAL INFORMATION


     On December 2, 1997, Culligan Water Technologies, Inc. ("Culligan" or the "Company") declared its cash offer of approximately $174 million to acquire all of the outstanding shares of Protean plc ("Protean"), a United Kingdom corporation, unconditional in all respects. As a result, the Company has successfully completed its offer to acquire Protean. As of December 2, 1997, the Company owned or received valid acceptances for an aggregate of 97.9% of Protean's outstanding shares. Subsequent thereto, Culligan acquired the remaining outstanding shares of Protean in accordance with United Kingdom law and Protean has become a wholly-owned subsidiary.

     In January 1998, the Company's Board of Directors decided to divest the Analytical and Thermal Equipment Division of Protean. This Division consists of 8 operating units involved in the manufacture and sale of analytical and thermal equipment and consumables principally for use in medical, academic, research and industrial laboratories worldwide. These operations are reflected as discontinued operations for all periods presented in the accompanying unaudited condensed pro forma combined financial statements.

     Also reflected in the unaudited condensed pro forma combined financial information is the $155 million acquisition of the water filtration business of Ametek, Inc. (Ametek). A wholly owned subsidiary of the Company was merged into Ametek on August 1, 1997, immediately following the spin-off of Ametek's non-water filtration operations. As a result of the acquisition, each share of Ametek common stock was converted into the right to receive .105 shares of common stock of the Company (or an aggregate of 3,473,298 shares of the Company's common stock) and cash in lieu of fractional shares.

     The following unaudited condensed pro forma combined financial information presents the Pro Forma Combined Balance Sheet at October 31, 1997, combining the historical consolidated balance sheet of the Company and the balance sheet of Protean as if the transaction had been consummated on October 31, 1997. The unaudited Pro Forma Combined Statements of Operations for the fiscal year ended January 31, 1997 and the nine months ended October 31, 1997 give effect to the acquisitions of Protean and Ametek as if the acquisitions had been consummated as of the beginning of their respective prior fiscal year. The unaudited Pro Forma Combined Statement of Operations for the fiscal year ended January 31, 1997 combines the results of the Company for such year with the results of Protean for the year ended March 31, 1997 and the results of Ametek for the year ended December 31, 1996. The unaudited Pro Forma Combined Statement of Operations for the nine months ended October 31, 1997 combines the results of the Company and Ametek for such nine month period with the results of Protean for the nine months ended September 30, 1997. Therefore, the results of operations of Protean for the three months ended March 31, 1997 including revenue of $38.9 million and net income of $6.0 million are included in both the Pro Forma Combined Statement of Operations for the fiscal year ended January 31, 1997 and the nine months ended October 31, 1997.

     Ametek was acquired by the Company on August 1, 1997. Therefore, the Company's historical results of operations for the nine months ended October 31, 1997 already include Ametek's results of operations for the three months ended October 31, 1997. To arrive at Ametek's results of operations for the nine months ended October 31, 1997, the results of operations for the six months ended July 31, 1997 must be added to the Pro Forma Combined Statement of Operations. The results of operations of Ametek including revenue of $6.4 million and net income of $0.7 million for the month ended January 31, 1997 are not included in either the Combined Statement of Operations for the fiscal year ended January 31, 1997 or the nine months ended October 31, 1997.

     The unaudited pro forma financial information of Culligan is presented for illustrative purposes only and is not necessarily indicative of the combined results of operations or financial position of Culligan as if the acquisitions had occurred on the assumed dates, nor is it necessarily indicative of the future results of operations or financial position of Culligan. The unaudited pro forma financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended January 31, 1997 filed with the Securities and Exchange Commission.

     The pro forma adjustments applied in the unaudited pro forma financial information reflect the acquisitions as purchase transactions. Under the purchase method of accounting, the purchase cost will be allocated to acquired assets and liabilities based on their relative fair value as of the closing dates with the excess of the purchase cost over fair value allocated to goodwill. Such allocations are based on valuations and other studies that are not yet complete. Accordingly, the final allocations will be different from those reflected. However, based on current information, the Company does not presently expect the final allocations to differ materially from the amounts presented.

Culligan Water Technologies, Inc.
Unaudited Pro Forma Combined Balance Sheet as of October 31, 1997

(US Dollars In thousands)

                                                    Culligan         Protean(a)     Discontinued       Pro Forma          Pro Forma
                                                October 31, 1997 September 30, 1997 Operations(a)   Adjustments(a)        Combined
                                                ---------------- ------------------ -------------   --------------        ---------
Current assets
Cash and cash equivalents                              $  8,992         $ 7,177         $ (4,012)       $       -         $ 12,157
Restricted Cash                                         143,968               -                -         (143,968)(b)            -
Accounts and notes receivable, net of allowance
  for doubtful accounts and notes receivable            113,904          25,654          (17,003)               -          122,555
Inventories                                              63,486          22,323          (13,471)               -           72,338
Deferred tax assets                                      10,775               -                -                            10,775
Prepaid and other current assets                          6,499           6,377           (2,545)          (1,175)(c)        9,156
Net assets of discontinued operations                         -               -           12,595           94,148 (d)      106,743
                                                       --------         -------         --------        ---------         --------
        Total current assets                            347,624          61,531          (24,436)         (50,995)         333,724

Property, plant and equipment net of
  accumulated depreciation                              125,109          15,086           (9,256)             508 (e)(f)   131,447
Intangible assets, net of accumulated                                                                                            -
  amortization                                          272,480               -                -           56,581 (g)      329,061
Other non-current assets                                 47,556               -                -          (28,436)(h)(i)    19,120
                                                       --------         -------         --------        ---------         --------
        Total assets                                    792,769          76,617          (33,692)         (22,342)         813,352
                                                       ========         =======         ========        =========         ========
Current liabilities

Accounts payable and accrued expenses                    93,259          38,205          (25,929)           7,039 (j)      112,574
Notes payable and current maturities of
  long term debt                                         11,126               -                -                -           11,126
                                                       --------         -------         --------        ---------         --------
        Total current liabilities                       104,385          38,205          (25,929)           7,039          123,700

Long-term liabilities

Long-term debt                                          307,567           8,401           (6,739)               -          309,229
Deferred income taxes                                    29,949               -                -           (1,175)(c)       28,774
Other non-current liabilities                            27,935           1,805           (1,024)               -           28,716
                                                       --------         -------         --------        ---------         --------
        Total long-term liabilities                     365,451          10,206           (7,763)          (1,175)         366,719

Minority Interest                                         1,972               -                -                -            1,972

Stockholders' equity
Common stock                                                252           3,528                -           (3,528)(k)          252
Additional paid in capital                              366,370          21,004                -          (21,004)(k)      366,370
Retained earnings                                       (39,912)          3,674                -           (3,674)(k)      (39,912)
Foreign currency translation adjustment                  (5,749)              -                -                -           (5,749)
                                                       --------         -------         --------        ---------         --------
        Total stockholders' equity                      320,961          28,206                -          (28,206)         320,961
                                                       --------         -------         --------        ---------         --------
        Total liabilities and stockholders' equity     $792,769         $76,617         $(33,692)       $ (22,342)        $813,352
                                                       ========         =======         ========        =========         ========

         Notes to Unaudited Condensed Pro Forma Combined Balance Sheet
                            (US Dollars in Thousands)

(a) The unaudited Protean balance sheet at September 30, 1997, has been derived from the historical financial accounts of Protean and is presented in accordance with U.K. generally accepted accounting principles (GAAP). The unaudited Protean Balance Sheet has been translated into U.S. dollars using an exchange rate of $1.61 per British pound sterling. The pro forma adjustments column contains adjustments to present the Pro Forma Combined Balance Sheet on a U.S. GAAP basis and to record the effect of purchase accounting related to the acquisition of Protean. The Company decided that the Analytical and Thermal businesses of the Protean group do not fit the Company's long-term strategic objectives. As a result, it is the Company's intent to dispose of the Analytical and Thermal businesses and the Company has reported these businesses as discontinued operations under the column entitled Discontinued Operations. Certain reclassifications have been made to the historical financial statements of Protean to conform with the Company's presentation.

(b) To eliminate restricted cash that was held in escrow until the Company's offer was declared unconditional. The restricted cash was used to acquire Protean's outstanding shares.

(c) To reclassify non-current deferred tax assets from prepaid and other current assets.

(d) To record the net assets of discontinued operations (i.e., the Analytical and Thermal division) at the estimated proceeds from the sale of such operations of $104,650, plus estimated cash flows during the holding period of $5,233, less estimated interest on debt associated with the discontinued operations of $3,140, less the historical net assets of the Analytical and Thermal division of $12,595.

(e) To reverse the periodic revaluation of certain property, plant and equipment allowed for U.K. GAAP purposes. Under U.S. GAAP such revaluations are not permitted and all property, plant and equipment, other than land, is depreciated over their estimated economic lives. The reduction of property, plant and equipment of $332 relates to Protean's continuing operations.

(f) To adjust property, plant and equipment for the estimated step-up to fair value in the amount of $840. Under purchase accounting, the purchase cost allocated to acquired assets is to be based on the fair value at the acquisition date as determined by valuations and other studies which are not yet complete. Accordingly, the final allocation may be different from the amount reflected in the pro forma, however, based on current information, management does not expect the amount to differ materially from the amount presented.

(g) To record goodwill related to the acquisition of Protean. Goodwill represents the excess of the purchase price paid by the Company over the sum of identifiable assets acquired less liabilities assumed. Goodwill will be amortized over 40 years.

(h) To record a non-current asset of $1,757 to reflect Protean's pension accounting on a U.S. GAAP basis. Protean provides for the cost of retirement benefits based upon consistent percentages of employees' pension payables as recommended by independent qualified actuaries. U.S. GAAP requires that the projected benefit obligation be reduced to the extent of the plans' fair value of assets and be adjusted to reflect unrecognized obligations or assets in determining the pension cost or credit for the year.

(i) To eliminate Culligan's equity investment in Protean of $30,193 that was recorded on the Company's consolidated balance sheet at October 31, 1997.

(j) To record direct costs of the acquisition including fees for accounting, legal and other financial advisors. The accrued liability also includes estimated costs for severance.

(k) To eliminate the equity of Protean.

Culligan Water Technologies, Inc.
Unaudited Pro Forma Combined Statement of Operations
Year ended January 31, 1997


(US Dollars in thousands)
                                                      Culligan             Ametek
                                                     Year Ended         Year Ended           Pro Forma             Culligan/Ametek
                                                  January 31, 1997   December 31, 1996(a)   Adjustments(b)            Pro Forma
                                                  ----------------   --------------------   --------------            ---------
Net sales                                             $371,018             $68,650              $  (827)(c)           $438,841
Cost of goods sold                                     205,581              44,039                  834(c),(d)         250,454
                                                      --------             -------              -------(e),(f)        --------
     Gross profit                                      165,437              24,611               (1,661)               188,387

Selling, general and administrative                    113,932              10,004                  314(c),(d),(e)     124,250
Depreciation expense                                        --               1,919               (1,919)(e)                 --
Restructuring expenses                                      --                  --                   --                     --
Amortization of intangible assets                       17,522                 328                3,126(g)              20,976
                                                      --------             -------              -------               --------
Operating income                                        33,983              12,360               (3,182)                43,161
Other income, (expense)                                  5,023                  (9)                  --                  5,014
                                                      --------             -------              -------               --------
Income before interest and income taxes                 39,006              12,351               (3,182)                48,175
Interest income                                          2,633                  --                   --                  2,633
Interest expense                                        (5,490)                 --               (1,609)(h)             (7,099)
                                                      --------             -------              -------               --------
Income from continuing operations before
  income taxes                                          36,149              12,351               (4,791)                43,709
Income taxes                                            20,264               4,188                 (730)(i)             23,722
                                                      --------             -------              -------               --------
Net income                                            $ 15,885             $ 8,163              $(4,061)              $ 19,987
                                                      ========             =======              =======               ========
Weighted average shares outstanding (000's)             21,375                 n/a                3,467(j)              24,842
Net income per share                                  $   0.74                 n/a                  n/a               $   0.80
                                                      ========             =======              =======               ========


                                                            Protean
                                                           Year Ended         Discontinued     Pro Forma            Pro forma
                                                         March 31, 1997        Operations      Adjustments(b)(k)     Combined
                                                         --------------        ----------      --------------       ---------
Net sales                                                  $129,014            $(67,365)       $    --               $500,490
Cost of goods sold                                           66,980             (35,440)            --                281,994
                                                           --------            --------        -------               --------
     Gross profit                                            62,034             (31,925)            --                218,496

Selling, general and administrative                          45,385             (21,513)           924(l),(m)         149,046
Depreciation expense                                             --                  --             --                     --
Restructuring expenses                                        2,105                  --           (975)(l)              1,130
Amortization of intangible assets                                --                  --          1,415(o)              22,391
                                                           --------            --------        -------               --------
Operating income                                             14,544             (10,412)        (1,364)                45,929
Other income                                                     --                  --             --                  5,014
                                                           --------            --------        -------               --------
Income before interest and income taxes                      14,544             (10,412)        (1,364)                50,943
Interest income                                                 639                (467)            --                  2,805
Interest expense                                             (1,285)              1,045         (4,407)(q)            (11,746)
                                                           --------            --------        -------               --------
Income from continuing operations before
  income taxes                                               13,898              (9,834)        (5,771)                42,002
Income taxes                                                  4,822              (2,525)        (1,742)(r)             24,277
                                                           --------            --------        -------               --------
Net income                                                 $  9,076            $ (7,309)       $(4,029)               $17,725
                                                           ========            ========        =======               ========
Weighted average shares outstanding (000's)                     n/a                 n/a            n/a                 24,842
Net income per share                                            n/a                 n/a            n/a                $  0.71
                                                           ========            ========        =======               ========

Culligan Water Technologies, Inc.
Unaudited Pro Forma Combined Statement of Operations
Nine Months Ended October 31, 1997
(Unaudited)

(US Dollars In thousands)

                                                          Culligan           Ametek
                                                     Nine Months Ended  Six Months Ended     Pro Forma              Culligan/Ametek
                                                     October 31, 1997     July 31, 1997(a)  Adjustments(b)             Pro Forma
                                                     -----------------  ------------------  --------------          ---------------
Net sales                                                     $354,254             $38,381        $      -                 $392,635
Cost of goods sold                                             202,441              24,623               -                  227,064
                                                     -----------------    ----------------     -----------           --------------
        Gross profit                                           151,813              13,758               -                  165,571
Selling, general and administrative                            102,345               7,164               -                  109,509
Merger and restructuring costs and write off of
 in-process research and development expenses                   25,406                   -               -                   25,406
Amortization of intangible asset                                 3,198                  42           1,566 (g)                4,806
                                                     -----------------    ----------------     -----------           --------------
Operating income                                                20,864               6,552          (1,566)                  25,850
Other income, net                                               32,631                  83                                   32,714
                                                     -----------------    ----------------     -----------           --------------
Income before interest and income taxes                         53,495               6,635          (1,566)                  58,564
Interest income                                                    865                   -               -                      865
Interest expense                                                (5,277)                  -            (813)(h)               (6,090)
                                                     -----------------    ----------------     -----------           --------------
Income from continuing operations before
  income taxes, minority interest and extraordinary
  item                                                          49,083               6,635          (2,379)                  53,339
Income taxes                                                    27,092               2,744            (357)(i)               29,479
Minority Interest                                                  665                   -               -                      665
                                                     -----------------    ----------------     -----------           --------------
Income before extraordinary item                                21,326               3,891          (2,022)                  23,195
Extraordinary Item                                                 422                   -               -                      422
                                                     -----------------    ----------------     -----------           --------------
Net income                                                    $ 20,904             $ 3,891        $ (2,022)                $ 22,773
                                                     -----------------    ----------------     -----------           --------------
Weighted average shares outstanding (000's)                     23,377                 N/A           2,311 (j)               25,688
Income before extraordinary item                              $   0.91                 N/A             N/A                     0.91
Extraordinary item                                               (0.02)                N/A             N/A                    (0.02)
                                                     -----------------    ----------------     -----------           --------------
Net income per share                                         $    0.89                 N/A             N/A                 $   0.89
                                                     =================    ================     ===========           ==============

                                                          Protean
                                                     Nine Months Ended      Discontinued      Pro Forma             Pro Forma
                                                     September 30, 1997      Operations      Adjustments(k)         Combined
                                                     ------------------     ------------     -----------            ---------
Net sales                                                     $104,129          $(58,123)        $     -             $438,641
Cost of goods sold                                              54,926           (31,299)              -              250,691
                                                     -----------------      ------------     -----------            ---------
        Gross profit                                            49,203           (26,824)              -              187,950
Selling, general and administrative                             34,683           (17,581)            459 (m)(n)       127,070
Merger and restructuring costs and write off of
 in process research and development expenses                        -                 -               -               25,406
Amortization of intangible asset                                     -                 -           1,061 (o)            5,867
                                                     -----------------      ------------     -----------            ---------
Operating income                                                14,520            (9,243)         (1,520)              29,607
Other income                                                         -                 -            (289)(p)           32,425
                                                     -----------------      ------------     -----------            ---------
Income before interest and income taxes                         14,520            (9,243)         (1,809)              62,032
Interest income                                                    867              (856)              -                  876
Interest expense                                                (1,593)            1,451          (3,305)(q)           (9,537)
                                                     -----------------      ------------     -----------            ---------
Income from continuing operations before
  income taxes, minority interest and extraordinary
  item                                                          13,794            (8,648)         (5,114)              53,371
Income taxes                                                     4,826            (2,512)         (1,621)(r)           30,172
Minority Interest                                                    -                 -               -                  665
                                                     -----------------      ------------     -----------            ---------
Income before extraordinary item                                 8,968            (6,136)         (3,493)              22,534
Extraordinary Item                                                   -                 -               -                  422
                                                     -----------------      ------------     -----------            ---------
Net income                                                    $  8,968          $ (6,136)        $(3,493)            $ 22,112
                                                     -----------------      ------------     -----------            ---------
Weighted average shares outstanding (000's)                        N/A               N/A             N/A               25,688
Income before extraordinary item                                   N/A               N/A             N/A             $   0.88
Extraordinary item                                                 N/A               N/A             N/A             $  (0.02)
                                                     -----------------      ------------     -----------            ---------
Net income per share                                               N/A               N/A             N/A             $   0.86
                                                     =================      ============     ===========            =========

Notes to Culligan Unaudited Condensed Pro Forma Combined Statements of
Operations
                           (US Dollars in Thousands)

a. The Water Filtration Business statement of operations includes revenues and expenses derived from AMETEK's historical cost financial accounts. The associated revenues and expenses are either directly attributable to the Water Filtration Business or have been allocated to the Water Filtration Business based upon methods considered reasonable by management. The statements of operations of the Water Filtration Business were prepared in contemplation of the acquisition.

b. The pro forma adjustments do not reflect any operating efficiencies or cost savings that may result from the acquired businesses. A final determination of the allocation of purchase price including the valuation of patents, trademarks and tradenames, required purchase accounting adjustments related to the finalization of Ametek's adjusted net worth as of the acquisition date, and certain final balance sheet purchase price adjustments under the Ametek acquisition agreement have not been made. The Company does not believe that the operating results or financial condition of the Company will be materially impacted based upon the finalization of those allocations.

    The allocation of purchase price relating to Ametek's and Protean's in-process research and development of $16.1 million and $19.5 million, respectively, was finalized during the fourth quarter of the Company's fiscal year resulting in an additional charge during the fourth quarter of $35.6 million.

    The additional allocation was attributable to the finalization of such information that required internal and external verification or validation of the following:

    1. Information regarding forecasted revenues and expected cashflows from the various in-process R & D projects.

    2. Verification of anticipated material and product cost structures from outside suppliers based upon various formulation scenarios for the various in-process R & D projects.

    3. Obtaining comparative applicable industry data concerning the cost of capital, debt structure and relative beta used to discount the cash flows of the current projects and in-process research and development projects.

c. To eliminate November and December 1995 sales of $827 and cost of goods sold of $359 and selling, general and administrative expenses of $367 related to APIC International S.A., a wholly owned subsidiary of the Water Filtration Business, that were included in the Water Filtration Business results for the year ended December 31, 1996.

d. To reclassify research and development expenses of $618 included in the costs of goods sold of the Water Filtration Business to selling, general and administrative expenses for the year ended December 31, 1996. These expenses are reclassed to selling, general and administrative expenses in order to present the statement of operations of the Water Filtration Business on a basis consistent with Culligan.

e. To reclassify depreciation expense of the Water Filtration Business to cost of goods sold by $1,856; and selling, general and administrative expenses by $63 for the year ended December 31, 1996, in order to present the statement of operations of the Water Filtration Business on a basis consistent with Culligan.

f. To capitalize tooling costs expenses by the Water Filtration Business, net of additional depreciation expense related to such capitalized amounts. The adjustment results in a net decrease of $45 to cost of goods sold of the Water Filtration Business for the year ended December 31, 1996. The adjustment is necessary to present the statement of operations of the Water Filtration Business in accordance with the accounting policies that will be used after the Acquisition.

g. To record amortization expense of $2,966 and $1,486 for the year ended January 31, 1997 and the six months ended July 31, 1997, respectively, for goodwill resulting from the excess of the purchase price paid by Culligan over the sum of identifiable assets acquired and liabilities assumed. The amortization period for goodwill is 40 years. Amortization expense also included $160 and $80 for the year ended January 31, 1997 and the six months ended July 31, 1997, respectively, for identifiable trademarks which are being amortized over 20 years.

h. To record interest expense of $1,609 and $813, reflecting one year's and six months', respectively, estimated interest expense for the debt of $25,000 assumed in the Acquisition.

    The effect of a 1/8 percent change in the interest rate on the $25,000 debt assumed in the Acquisition would be approximately $31 for the year ended January 31, 1997 and $16 for the six months ended July 31, 1997.

i. To record the tax effect (at 40%) of all pro forma adjustments except goodwill and in-process research and development, which is not tax deductible.

j. To adjust the shares of common stock outstanding to reflect the issuance of 3,466,667 shares of Culligan common stock as if the shares were issued on February 1, 1996.

   Notes to Unaudited Condensed Pro Forma Combined Statements of Operations
                           (US Dollars in Thousands)


(k) The Protean statements of operations have been derived from the historical financial accounts of Protean and are presented in accordance with U.K. generally accepted accounting principles (GAAP). The Protean statements of operations for the year ended March 31, 1997 and the nine months ended September 30, 1997 have been translated into U.S. dollars using exchange rates of $1.59 and $1.63 per British pound sterling, respectively. The pro forma adjustments column contains adjustments to convert from U.K. GAAP to a U.S. GAAP basis, and to present the effect of purchase accounting related to the acquisition of Protean. Certain reclassifications have been made to the historical financial statements of Protean to conform with the Company's presentation.

(l) To reclassify restructuring expenses of $975 recorded in accordance with U.K. GAAP into selling, general and administrative expenses. Such expenses, while properly recorded during Protean's year ended March 31, 1997, do not meet the definition of a restructuring expense under U.S. GAAP and, therefore, should be classified as selling, general and administrative expenses.

(m) To recognize the effect of accounting for pension costs on a U.S. GAAP basis. Pension expense is decreased by $51 and $160 for the year ended January 31, 1997 and the nine months ended October 31, 1997, respectively.

(n) To increase selling, general and administrative expenses by $619 for items accrued as restructuring expenses at March 31, 1997 under U.K. GAAP. These expenses do not meet the definition of a restructuring expense under U.S. GAAP and are expenses for the nine months ended October 31, 1997.

(o) To record amortization expense of $1,415 and $1,061 for the year ended January 31, 1997 and the nine months ended October 31, 1997, respectively, for goodwill resulting from the excess of the purchase price paid by Culligan over the sum of identifiable assets acquired and liabilities assumed for the continuing operations of Protean. The amortization period for goodwill is 40 years.

(p) To reverse the Protean earnings recognized by Culligan under the equity method of $289 for the nine months ended October 31, 1997.

(q) To record interest expense of $4,407 and $3,305, reflecting the estimated expense for the year ended January 31, 1997 and the nine months ended October 31, 1997, respectively, for incremental debt incurred in the acquisition of approximately $67,802. Such amount does not include the debt that is expected to be paid down with the proceeds from the sale of the discontinued operations of Protean.

     The effect of a 1/8 percent change in the interest rate on the $67,802 debt incurred in the acquisition of Protean would be approximately $85 for the year ended January 31, 1997 and $64 for the nine months ended October 31, 1997.

(r) To record the tax effect (at 40%) on all pro forma adjustments except goodwill, which is not tax deductible.